Exhibit 99.1

Aridis Pharmaceuticals Appoints Dr. Hasan Jafri as Chief Medical Officer

SAN JOSE, Calif., June 15, 2020 /PRNewswire/ -- Aridis Pharmaceuticals, Inc. (Nasdaq: ARDS), a biopharmaceutical company focused on the discovery and development of novel anti-infective therapies to treat life-threatening bacterial infections, announced today that it has appointed Dr. Hasan Jafri as Chief Medical Officer (CMO). Dr. Jafri replaces Dr. Paul Mendelman who has been serving as the Company’s interim CMO since October, 2019 and will transition to the role of senior medical advisor to the Company.

“It is a pleasure to welcome Dr. Jafri to the Aridis team as he brings extensive clinical, research and industry experience across the full spectrum of the infectious disease treatment landscape, especially in anti-infective immunotherapies,” commented Vu Truong, Ph.D., Chief Executive Officer of Aridis Pharmaceuticals. “I also wish to extend gratitude to Dr. Mendelman for his tremendous contribution in helping maintain the development pace of our clinical programs and implementation of the Company’s APEX™ technology platform used in the discovery of COVID-19 mAbs and other antibodies against lung disease pathogens.”

Dr. Jafri comes to Aridis from AstraZeneca, where he most recently served as Senior Medical Director, Clinical Research and Development, Microbial Sciences, Clinical Head of Antibacterial mAb Program, and Coordinator of the European Public-Private COMBACTE-NET & COMBACTE-MAGNET consortia focused on antibacterial drug development supported by the Innovative Medicines Initiative (IMI). During his tenure at AstraZeneca, he led the clinical development of the anti-bacterial monoclonal antibodies within the Serious Bacterial Infections Franchise, including its Phase 2 programs MEDI4893 (anti-S. aureus alphatoxin mAb) and MEDI3902 (anti-P. aeruginosa Psl/PcrV mAb). He also served as the AstraZeneca representative on the Infection Control Strategic Governance Group (SGG), an industry committee tasked with advising the European Commission and IMI on R&D priorities. In addition to the antibacterial programs, Dr. Jafri has been a leader in respiratory syncytial virus (RSV) R&D. Dr. Jafri has over 25 years of experience in clinical practice and research, especially in the area of serious healthcare associated and community acquired infections, respiratory viral infections and invasive fungal infections (in immunocompromised and immunocompetent hosts), and biomarker and translational research. He has been involved in the design and conduct of multiple Phase 1-4 clinical studies to assess novel small and large molecules against bacterial, viral and fungal pathogens. Prior to joining AstraZeneca, Dr. Jafri served as a Professor in the Department of Pediatric Infectious Diseases and the Department of Clinical Science Research at the University of Texas Southwestern Medical Center at Dallas. He was the Chief of Division of Clinical Pharmacology, Director of the Pediatric Infectious Diseases fellowship program, and Director of the NICHD Pediatric Pharmacology Research Center. Dr. Jafri has authored over 70 peer reviewed journal articles and presented over 100 original research abstracts at National and International Conferences.

“I’m excited to join Aridis especially at such a critical time within the infectious disease arena given the COVID-19 pandemic, the global antibiotic resistance challenges and the need for new innovative antibacterial therapies. I look forward to playing an integral role in advancing our pipeline of differentiated anti-infective treatments for multiple indications and bringing these novel and potentially lifesaving medicines to patients,” commented Dr. Hasan Jafri, Chief Medical Officer of Aridis Pharmaceuticals. “I’m particularly passionate about antiviral and antibacterial immunotherapy using monoclonal antibodies after having spent the past decade working on this area at AstraZeneca/MedImmune and have helped advance multiple programs through global Phase 3 clinical studies.”

About Aridis Pharmaceuticals, Inc.

Aridis Pharmaceuticals, Inc. discovers and develops anti-infectives to be used as add-on treatments to standard-of-care antibiotics. The Company is utilizing its proprietary APEXTM and MabIgX® technology platforms to rapidly identify rare, potent antibody-producing B-cells from patients who have successfully overcome an infection, and to rapidly manufacture mAbs for therapeutic treatment of critical infections. These mAbs are already of human origin and functionally optimized for high potency by the donor’s immune system; hence, they do not require genetic engineering or further optimization to achieve full functionality.

The Company has generated multiple clinical stage mAbs targeting bacteria that cause life-threatening infections such as VAP and hospital acquired pneumonia (HAP). The use of mAbs as anti-infective treatments represents an innovative therapeutic approach that harnesses the human immune system to fight infections and is designed to overcome the deficiencies associated with the current standard of care which is broad spectrum antibiotics. Such deficiencies include, but are not limited to, increasing drug resistance, short duration of efficacy, disruption of the normal flora of the human microbiome and lack of differentiation among current treatments. The mAb portfolio is complemented by a non-antibiotic novel mechanism small molecule anti-infective candidate being developed to treat lung infections in cystic fibrosis patients. The Company’s pipeline is highlighted below:

Aridis' Pipeline

AR-301 (VAP). AR-301 is a fully human immunoglobulin 1, or IgG1, mAb currently in Phase 3 clinical development targeting gram-positive S. aureus alpha-toxin in VAP patients.

AR-101 (HAP). AR-101 is a fully human immunoglobulin M, or IgM, mAb in Phase 2 clinical development targeting P. aeruginosa liposaccharides serotype O11, which accounts for approximately 22% of all P. aeruginosa hospital acquired pneumonia cases worldwide.

AR-501 (cystic fibrosis). AR-501 is an inhaled formulation of gallium citrate with broad-spectrum anti-infective activity being developed to treat chronic lung infections in cystic fibrosis patients.  This program is currently in a Phase 1/2a clinical study in healthy volunteers and CF patients.

AR-401 (blood stream infections). AR-401 is a fully human mAb preclinical program aimed at treating infections caused by gram-negative Acinetobacter baumannii.

AR-201 (RSV infection). AR-201 is a fully human IgG1 mAb out-licensed preclinical program aimed at neutralizing diverse clinical isolates of respiratory syncytial virus (RSV).

For additional information on Aridis Pharmaceuticals, please visit https://aridispharma.com/.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties.  These statements may be identified by the use of words such as "anticipate," "believe," "forecast," "estimated" and "intend" or other similar terms or expressions that concern Aridis' expectations, strategy, plans or intentions. These forward-looking statements are based on Aridis' current expectations and actual results could differ materially.  There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements.  These factors include, but are not limited to, the timing of regulatory submissions, Aridis' ability to obtain and maintain regulatory approval of its existing product candidates and any other product candidates it may develop, approvals for clinical trials may be delayed or withheld by regulatory agencies, risks relating to the timing and costs of clinical trials, risks associated with obtaining funding from third parties, management and employee operations and execution risks, loss of key personnel, competition, risks related to market acceptance of products, intellectual property risks, risks related to business interruptions, including the outbreak of COVID-19 coronavirus, which could seriously harm our financial condition and increase our costs and expenses, risks associated with the uncertainty of future financial results, Aridis' ability to attract collaborators and partners and risks associated with Aridis' reliance on third party organizations.  While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various important factors, including, without limitation, market conditions and the factors described under the caption "Risk Factors" in Aridis' 10-K for the year ended December 31, 2019 and Aridis' other filings made with the Securities and Exchange Commission. Forward-looking statements included herein are made as of the date hereof, and Aridis does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

Contact:

Investor Relations

Jason Wong

Blueprint Life Science Group

jwong@bplifescience.com

(415) 375-3340 Ext. 4

SOURCE Aridis Pharmaceuticals, Inc.

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